EXHIBIT 5.1

Gadsby Hannah LLP

225 Franklin Street

Boston, MA 02110

October 17, 2003

Ibis Technology Corporation

32 Cherry Hill Drive

Danvers, Massachusetts  01923

Re: PROSPECTUS SUPPLEMENT TO REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-3 filed by you with the Securities and Exchange Commission (“SEC”) on or about September 2, 2003, as amended by Amendment No. 1 dated September 18, 2003, as amended by Amendment No. 2 dated September 26, 2003, as amended by Amendment No. 3 dated October 2, 2003 (as such may be further amended or supplemented the “Registration Statement”), in connection with the registration under the Securities Act of 1933, as amended, of 2,000,000 shares of your common stock, par value $0.008 per share (collectively, the “Shares”).

We understand that 1,000,000 Shares have been sold to the public as described in the Registration Statement.

We have examined originals or copies of those corporate and other records and documents we considered appropriate. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with originals of all documents submitted to us as copies.

On the basis of such examination, our reliance upon the assumptions in this opinion and our consideration of those questions of law we considered relevant, and subject to the limitations and qualifications of this opinion, we are of the opinion that the Shares have been validly issued, and are fully paid and non-assessable.

The law covered by this opinion is limited to the present federal law of the United States and the state laws of the Commonwealth of Massachusetts. We express no opinion as to the laws of any other jurisdiction and no opinion regarding statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction.

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We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the prospectus constituting a part thereof and any amendments thereto.

Very truly yours,

/s/ Gadsby Hannah LLP

GADSBY HANNAH LLP

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